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Press Release                                                       Exhibit 99.1

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
DNA LandMarks contact:         Noonan Russo Presence          Paradigm Genetics contact:
Benoit S. Landry, Ph.D.        Amy Garay (investors)          Melissa Matson
CEO and Managing Director      Prateek Patnaik (media)        Manager, Corporate Communications
DNA LandMarks Inc.             212-845-4200                   Paradigm Genetics, Inc
450-358-5233                                                  919-425-3000
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             DNA LANDMARKS TO ACQUIRE PLANT GENOTYPING BUSINESS FROM
                               PARADIGM GENETICS


ST- JEAN-SUR-RICHELIEU, QUEBEC, CANADA AND RESEARCH TRIANGLE PARK, NC, US, January 10, 2003 -- DNA LandMarks, Inc. and Paradigm Genetics, Inc. (NASDAQ:
PDGM) today announced they have entered into a letter of intent comprising DNA Landmark's acquisition of ParaGen, the plant genotyping business of Paradigm Genetics. The ParaGen business covers marker discovery, marker-assisted breeding and variety identification. The transaction is expected to close in 30 days. Financial details were not disclosed.

DNA LandMarks is specialized in the development of molecular breeding tools and related technologies for crops. Benoit S. Landry, Ph.D., CEO, Managing Director and Founder of DNA LandMarks said, "The acquisition of ParaGen positions us as one of the leading providers of plant genomics services worldwide. The ParaGen business is the perfect complement of our existing genetic mapping, map-based cloning and high throughput DNA sequencing services. We are fully committed to continue providing excellent services to all ParaGen customers and others."

"Of the companies interested in purchasing ParaGen, we believe that DNA LandMarks is the best one to continue providing excellent service to ParaGen's customers and to deliver leading integrated solutions to plant breeders and seed companies," said Heinrich Gugger, Ph.D., President and CEO of Paradigm Genetics, Inc. "This sale enables us at Paradigm to better focus our core functional genomics platform on key agricultural partnerships and programs, such as crop trait discovery and crop protection research and development."

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About DNA LandMarks

DNA LandMarks is specialized in DNA marker technologies and high throughput genetic analysis of crops. DNA LandMarks offers high quality technologies and tools for gene discovery and provides high quality plant genotyping services to its customers worldwide. For more information, visit: http://www.dnalandmarks.com/. DNA LandMarks is the Canadian affiliate of BASF Plant Science, the plant biotechnology company of BASF. BASF Plant Science coordinates an international research and technology platform with seven sites in four countries in Europe and North America.

About Paradigm Genetics

Paradigm is a biotechnology company aiming to increase R&D productivity by focusing its integrated suite of technologies on the product development cycle, from target discovery to subsequent enhancement of the safety and efficacy profiles of development candidates in agriculture and human health. Paradigm chooses a system biology approach to understand gene function in the context of biological pathways, to develop assays and biomarkers for molecular diagnostic solutions tailored to the needs of our partners. For more information, visit www.paradigmgenetics.com.

This press release contains forward-looking statements, including statements regarding Paradigm's ability to increase R&D productivity by focusing its integrated suite of technologies on the product development cycle, from target discovery to the subsequent enhancement of the safety and efficacy profiles of development candidates; the ability of the company to understand gene function in the context of biological pathways; the prospects of Paradigm to develop assays and biomarkers for molecular diagnostic solutions tailored to the needs of its partners; Paradigm's ability to meet or exceed the expectations of its partners and customers; as well as Paradigm's prospects for growth and innovation. Such forward-looking statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Paradigm's Form 10-Q for the quarter ended December 31, 2002, filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

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